UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2003
Date of Report (Date of earliest event reported)

Commission File Number 000-31529

ADVANCED SWITCHING COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	54-1865834
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

21351 Ridgetop Circle, Suite 300
Dulles, VA 20166
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (703) 654-6015

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Item 5. Other Events.

On June 10, 2003, Advanced Switching Communications, Inc. announced that it has transferred substantially all of its remaining assets to (and its remaining liabilities were assumed by) the Advanced Switching Communications Liquidating Trust in accordance with the Company's plan of complete liquidation and dissolution. As previously announced by the Company, May 24, 2002 was the last day of trading of the Company's common stock on the Nasdaq National Market, and the Company's stock transfer books were closed as of the close of business on such date.

The Trustee of the Liquidating Trust also announced that the Company will file a Form 15 with the Securities and Exchange Commission to terminate the registration of the Company's common stock under the Securities Exchange Act of 1934. However, under the Trust Agreement, the Trustee is authorized to file current reports on Form 8-K with the Commission as he deems appropriate.

The press release issued by the Company on June 10, 2003, is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1 Press Release, dated June 10, 2003.

99.2 Liquidating Trust Agreement, dated as of June 10, 2003, between the Company, and Frederic T. Spindel not in his individual capacity but as trustee of the Advanced Switching Communications Liquidating Trust.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED SWITCHING COMMUNICATIONS, INC.

Dated: June 10, 2003

By: /s/ Kevin McClenahan Kevin McClenahan Secretary